                                                                     EXHIBIT 3.4




                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                    PASUG LLC









                          DATED AS OF OCTOBER 23, 2002


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                                TABLE OF CONTENTS

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ARTICLE 1             DEFINITIONS AND RULES OF CONSTRUCTION......................................................1

         Section 1.1           Definitions.......................................................................1

         Section 1.2           Rules of Construction.............................................................3

ARTICLE 2             GENERAL PROVISIONS REGARDING LLC FORMATION.................................................4

         Section 2.1           Conversion........................................................................4

         Section 2.2           Name..............................................................................4

         Section 2.3           Certificates......................................................................4

         Section 2.4           Purpose...........................................................................4

         Section 2.5           Place of Business; Books and Records..............................................5

         Section 2.6           Registered Office and Registered Agent............................................5

         Section 2.7           Annual Financial Statements.......................................................5

         Section 2.8           Tax Returns.......................................................................5

         Section 2.9           U.S. Withholding Tax..............................................................5

         Section 2.10          Certain Tax Elections.............................................................6

ARTICLE 3             OWNERSHIP AND CAPITAL CONTRIBUTIONS........................................................6

         Section 3.1           Ownership.........................................................................6

         Section 3.2           Additional Contributions..........................................................6

         Section 3.3           No Right to Return of Capital Contribution........................................6

         Section 3.4           Certification.....................................................................6

         Section 3.5           Stated Capital....................................................................7

         Section 3.6           Return of Stated Capital..........................................................7

         Section 3.7           Return on Shares..................................................................7

ARTICLE 4             COMMON SHARES..............................................................................7

         Section 4.1           Voting Rights.....................................................................7

         Section 4.2           Dividends.........................................................................8

         Section 4.3           Entitlement on Dissolution........................................................8

ARTICLE 5             LIMITATIONS ON PAYMENTS TO SHAREHOLDERS....................................................8

         Section 5.1           Limitations on Payment of Dividends...............................................8

         Section 5.2           Limitations on Return of Stated Capital...........................................8

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                                TABLE OF CONTENTS
                                   (CONTINUED)

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         Section 5.3           General Limitation................................................................9

ARTICLE 6             MEETINGS OF THE SHAREHOLDERS...............................................................9

         Section 6.1           Shareholder Meetings..............................................................9

         Section 6.2           Place of Meetings.................................................................9

         Section 6.3           Notice of Meetings................................................................9

         Section 6.4           Waiver............................................................................9

         Section 6.5           Record Date.......................................................................9

         Section 6.6           Quorum...........................................................................10

         Section 6.7           Attendance.......................................................................10

         Section 6.8           Voting...........................................................................10

ARTICLE 7             MANAGEMENT BY BOARD OF DIRECTORS..........................................................10

         Section 7.1           Management Generally.............................................................10

         Section 7.2           Qualification, Removal and Resignation...........................................11

         Section 7.3           Power and Authority of Directors.................................................11

         Section 7.4           Board Meetings...................................................................12

         Section 7.5           Compensation of the Directors....................................................14

         Section 7.6           Administrative Services..........................................................14

         Section 7.7           Officers.........................................................................14

         Section 7.8           Reliance by Board, Officers and Agents...........................................16

ARTICLE 8             INDEMNIFICATION AND LIMITED LIABILITY.....................................................16

         Section 8.1           Indemnification..................................................................16

         Section 8.2           Insurance........................................................................17

         Section 8.3           Limited Liability................................................................17

ARTICLE 9             TRANSFERABILITY OF SHARES AND ADMISSION OF SHAREHOLDERS...................................18

         Section 9.1           Transfer of Shares...............................................................18

         Section 9.2           Admission of Additional Shareholders.............................................18

ARTICLE 10            TERMINATION AND DISSOLUTION...............................................................18

         Section 10.1          Events of Dissolution............................................................18

         Section 10.2          Distribution upon Liquidation....................................................19

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                                TABLE OF CONTENTS
                                   (CONTINUED)

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         Section 10.3          Liquidating Distributions........................................................19

         Section 10.4          Distributions in Kind............................................................19

         Section 10.5          Certificate of Cancellation......................................................19

ARTICLE 11            Miscellaneous.............................................................................20

         Section 11.1          Limited Liability................................................................20

         Section 11.2          Governing Law; Severability......................................................20

         Section 11.3          Notices..........................................................................20

         Section 11.4          Waiver...........................................................................21

         Section 11.5          Further Action...................................................................21

         Section 11.6          Changes in Writing...............................................................21

         Section 11.7          Term and Termination.............................................................21

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                                      iii

                                    PASUG LLC
                       LIMITED LIABILITY COMPANY AGREEMENT

         THIS LIMITED LIABILITY COMPANY AGREEMENT is dated as of October 23, 2002 (the "Effective Date"), by 3038482 Nova Scotia Company, a corporation incorporated under the Canada Business Corporations Act (the "Initial Shareholder").

         WHEREAS, on December 22, 1999, PASUG Inc., a Delaware corporation (the "Corporation"), was incorporated pursuant to the General Corporation Law of the State of Delaware (8 Del. C. Section 101, et seq.) (the "General Corporation Law");

         WHEREAS, 3038482 Nova Scotia Company intended the Corporation to be formed as a limited liability company under the Delaware Act;

         WHEREAS, 3038482 Nova Scotia Company discovered this error and desires to take such steps as are necessary under the Delaware Act and the General Corporation Law to cause the Corporation to become a limited liability company under the Delaware Act;

         WHEREAS, the board of directors and 3038482 Nova Scotia Company, the sole stockholder of the Corporation, have approved (i) the conversion of the Corporation to the Company (the "Conversion") pursuant to Sections 228 and 266 of the General Corporation Law and Section 18-214 of the Delaware Act, and (ii) the adoption of this Agreement, which shall govern the Company upon the effectiveness of the Conversion;

         WHEREAS, the purpose of the Company will be to invest funds in debt securities of corporations or other business entities and to conduct any and all activities incidental or ancillary thereto; and

         WHEREAS, it is intended that the Company will be disregarded for United States federal, state and local income tax purposes pursuant to Treas. Reg.
Section 301.7701-3(b).

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, rights and obligations set forth in this Agreement, the benefits to be derived therefrom and other good and valuable consideration, the receipt and the sufficiency of which are hereby acknowledged and recognized by the Shareholders (as defined herein), the Shareholders intending to be legally bound hereby agree as follows:

                                   ARTICLE 1
                      DEFINITIONS AND RULES OF CONSTRUCTION

SECTION 1.1 DEFINITIONS.

         For purposes of this Agreement, the terms defined in this Article 1 shall have the following meanings and the capitalized terms defined in the recitals and subsequent Sections shall by inclusion in quotation marks and parentheses have the meanings thereby ascribed to them.

         "Additional Shareholder" has the meaning set forth in Section 9.2.

         "Agreement" means this Limited Liability Company Agreement, as amended from time to time.

         "Authorized Signatory" means any Person designated as such by the Board.

         "Board" has the meaning set forth in Section 7.2.

         "Capital Amount" in respect of a Share held by the Initial Shareholder shall be deemed to be the cost basis of the Initial Shareholder's shares of capital stock of the Corporation, which amount shall be the capital contribution of the Initial Shareholder to the Company, and in respect of a Share of a class held by any other Shareholder shall be the amount of a Shareholder's capital contribution in respect of such Share, which amount shall be recorded and maintained by the Company in Canadian dollars.

         "Common Share" shall mean a Share in the Company to which is attached the rights and privileges set out in Article 4.

         "Delaware Act" means the Delaware Limited Liability Company Act, Delaware Code Title 6, Sections 18-101, et seq., or any successor statute thereto, as in effect from time to time.

         "Director" has the meaning set forth in Section 7.2.

         "Dividend" means any pro rata distribution to Shareholders of a class of Shares other than a return of some or all of the Stated Capital in respect of a Share.

         "Effective Date" has the meaning set forth in the first paragraph of this Agreement.

         "Fiscal Year" means the Company's accounting period for federal income tax and financial reporting purposes, which shall be, until modified by the Board, the twelve-month period (or such shorter period from formation) ending each December 31, commencing with January 1, 2002.

         "GAAP" means generally accepted accounting principles in the United States of America, as in effect from time to time, applied on a consistent basis both as to classification of items and amounts.

         "Indemnitee" shall have the meaning set forth in Section 8.1.

         "Initial Shareholder" has the meaning set forth in the first paragraph of this Agreement.

         "Liquidation" means (i) when used with reference to the Company, the date upon which the Company ceases to be a going concern, and (ii) when used with reference to the Shareholders, the earlier of (a) the date upon which there is a Liquidation of the Company and (b) the date upon which the Shareholders' entire interest in the Company is terminated other than by transfer, assignment or other disposition to a Person other than the Company.

         "Liquidator" has the meaning given to it in Section 10.2.

         "Officer" has the meaning set forth in Section 7.7.

         "Person" means an individual or a corporation, association, partnership, limited liability company, joint venture, organization, firm, business, trust or other entity or unincorporated organization, domestic or foreign, including a municipality, county, state, body politic or other government or any subdivision or agency thereof.

         "Proceeding" shall have the meaning set forth in Section 8.1.

         "Share" means a limited liability company interest in the Company held by a Shareholder for the purposes of the Delaware Act. Subject to these articles and the Delaware Act, Shares may be issued in separate classes, each such class having its own distinctive rights and privileges.

         "Shareholder" means a member of the Company for purposes of the Delaware Act, including, without limitation, the Initial Shareholder and any Additional Shareholders admitted under the provisions of Article 9, if any.

         "State" means a State in the United States of America.

         "Stated Capital" in respect of the Share of a class shall be the amount recorded in the Stated Capital account of such Shares from time to time as defined in Section 3.6, which amount shall be recorded in Canadian dollars.

         "U.C.C." means the Uniform Commercial Code as in effect in the State of Delaware and any other applicable jurisdiction.



SECTION 1.2 RULES OF CONSTRUCTION.

         For purposes of this Agreement (including all exhibits, schedules and amendments), unless the context otherwise requires, (i) all terms defined herein include the plural as well as the singular, (ii) the masculine, feminine or neuter gender include the others whenever the context so requires, (iii) all accounting terms used herein but not otherwise defined herein have the meaning given to them under GAAP, and (iv) references to any Person include successors of such Person by consolidation and merger and transferees of all or substantially all its assets (provided that such successor has duly assumed in writing all such Person's obligations, if any, hereunder). Reference to Articles and Sections are, unless otherwise specified, to Articles and Sections of this Agreement. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," and words of like import refer to this Agreement unless the context requires otherwise. References herein to any agreement or other instrument shall, unless the context otherwise requires (or the definition thereof otherwise specifies), be deemed references to the same as it may from time to time be changed, amended or extended in accordance with its terms. Neither the captions to Articles, Sections or subdivisions thereof nor the Table of Contents shall be deemed to be a part of this Agreement.

                                   ARTICLE 2
                   GENERAL PROVISIONS REGARDING LLC FORMATION

SECTION 2.1 CONVERSION.

         Pursuant to and in accordance with the General Corporation Law and the Delaware Act, the board of directors of the Corporation, with the consent of 3038482 Nova Scotia Company, as the sole stockholder of the Corporation, hereby
(a) convert the Corporation to a Delaware limited liability company having the same assets and liabilities as the Corporation and (b) continue the Corporation as a Delaware limited liability company, by filing, or causing to be filed, the Certificate of Conversion of PASUG Inc. to PASUG LLC (the "Certificate of Conversion") and the Certificate of Formation of PASUG LLC (the "Certificate of Formation") with the Secretary of State of the State of Delaware and entering into this Agreement. Simultaneously with the Conversion, (i) this Agreement shall become effective and supersede and replace the Certificate of Incorporation of the Corporation and the By-Laws of the Corporation, (ii) all shares of common stock, par value $.01 per share, of the Corporation issued and outstanding immediately prior to the Conversion shall, pursuant to the Conversion, become Common Shares of the Company and 3038482 Nova Scotia Company, the sole stockholder of the Corporation, shall automatically become the Initial Shareholder owning 100% of the limited liability company interests of the Company, and (iii) the Initial Shareholder, as the sole member of the Company, shall continue the business of the Corporation without dissolution in the form of a Delaware limited liability company governed by this Agreement. In accordance with Section 18-214(g) of the Delaware Act, the Company shall constitute a continuation of the existence of the Corporation in the form of a Delaware limited liability company and, for all purposes of the laws of the State of Delaware, shall be deemed to be the same entity as the Corporation.

SECTION 2.2 NAME.

         The name of the Company formed hereby shall be PASUG LLC.

SECTION 2.3 CERTIFICATES.

         Tom J. Landa, as an authorized person within the meaning of the Delaware Act, shall execute, deliver and file the Certificate of Formation and the Certificate of Conversion with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation and the Certificate of Conversion with the Secretary of State of the State of Delaware, his powers as an authorized person shall cease and the Initial Shareholder and each Authorized Signatory, if any, acting individually or collectively, thereupon are the designated "authorized persons" within the meaning of the Delaware Act, and are hereby authorized to execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

SECTION 2.4 PURPOSE.

         The Company is formed for the purpose of investing funds in debt securities of corporations or other business entities and disposing of such securities, together with any and all activities incidental or ancillary thereto.

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SECTION 2.5 PLACE OF BUSINESS; BOOKS AND RECORDS.

         The Company shall maintain its principal place of business at 5100 W Lemon St. Suite 312 Tampa, FLA 33609 or such other place or places as may be designated from time to time by the Board. The Company's books and records shall be kept on the accrual basis. The Company shall maintain its books and records in US dollars.

SECTION 2.6 REGISTERED OFFICE AND REGISTERED AGENT.

         The name and address of the Company's registered agent in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The address of the Company's registered office in Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The registered agent and registered office of the Company may be changed from time to time as the Board may determine.

SECTION 2.7 ANNUAL FINANCIAL STATEMENTS.

         Within one hundred twenty days after the close of each Fiscal Year, annual financial statements for the Company, including statements of assets and liabilities, income statements, and such other statements as are commonly included in financial statements, shall be prepared and delivered to each of the Shareholders. As provided for in Section 2.5, the annual financial statements for the Company shall be presented in US dollars.

SECTION 2.8 TAX RETURNS.

         As soon as possible following the close of each year of the Company, the income tax return for the Company shall be prepared by such Persons as may be selected by the Directors. In addition, within ninety (90) days after the end of each Fiscal Year, the Company will cause to be delivered to each Person who was a Shareholder at any time during such Fiscal Year any information with respect to the Company as may be necessary for the preparation of such Shareholder's U.S. federal or state, and Canadian federal or provincial income tax returns.

SECTION 2.9 U.S. WITHHOLDING TAX.

         Any amounts of United States non-resident withholding tax in respect of payments made to the Company for which any Shareholder becomes liable under United States federal income tax law shall be paid or remitted by the Company on behalf of such Shareholder to the United States federal taxation authority in the prescribed manner and within the prescribed period.

         Where the obligation to remit any amount of United States non-resident withholding tax on behalf of a Shareholder arises on the payment of a Dividend or return of Stated Capital to that Shareholder, the Company shall withhold the amount from such Dividend payment or return of Stated Capital and remit the amount to the United States federal taxation authority. Any amount otherwise paid or remitted by the Company to the United States federal taxation authority in respect of any amount of United States withholding tax of a Shareholder shall give rise to a non-interest bearing obligation of that Shareholder, payable to the Company on demand, of an equal principal amount.

SECTION 2.10 CERTAIN TAX ELECTIONS.

         The Shareholders shall treat the Company as a disregarded entity for United States federal, state and local income tax purposes pursuant to Treas. Reg. Section 301.7701-3(b) and shall not make an election pursuant to Treas. Reg. Section 301.7701-3(c) to treat the Company as an association for United States federal, state and local income tax purposes.

                                   ARTICLE 3
                       OWNERSHIP AND CAPITAL CONTRIBUTIONS

SECTION 3.1 OWNERSHIP.

(a) The limited liability company interests in the Company will be designated as Shares. Each Person who makes a capital contribution to the Company shall become entitled to that number and class of Shares as determined by the Board. Each Share shall entitle its holder to the rights and privileges attaching to such Share as provided for in this Agreement. Upon the effectiveness of the Conversion, the Company shall have no outstanding Shares other than the 1829.93875 Common Share(s) held by the Initial Shareholder and shall have no other classes of Shares other than the Common Share(s). The Board, in its sole discretion, may issue additional Shares and create additional classes of Shares. The rights, powers and preferences of any additional class of Shares shall be set forth in a supplement to this Agreement executed by the Board. Any such supplement may be adopted by the Board without the consent of any Shareholder and shall be incorporated into, and made a part of, this Agreement.

(b) The Company shall, as an entity, be the owner of the property and rights held by it. A Shareholder has no interest in specific Company property, including property conveyed by a Shareholder to the Company.

(c) To the fullest extent permitted by law, no Shareholder shall have a right to a partition of any Company property or properties.

SECTION 3.2 ADDITIONAL CONTRIBUTIONS.

         No Shareholder can be required to contribute cash or property to the Company without such Shareholder's agreement or consent.

SECTION 3.3 NO RIGHT TO RETURN OF CAPITAL CONTRIBUTION.

         No Shareholder shall have the right to withdraw or to demand the return of all or any part of such Shareholder's capital contribution to the Company, except as expressly provided in this Agreement. The Company shall not be liable to any Shareholder for repayment of its capital contribution.

SECTION 3.4 CERTIFICATION.

(a) Shares shall be securities governed by Article 8 of the U.C.C. and shall be evidenced by share certificates issued by the Company ("Share Certificates"), a form of which is attached hereto as Exhibit A, each of which shall bear the following legend: "This share certificate evidences a limited liability company interest in PASUG LLC, which is governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware and any other applicable jurisdiction." Share Certificates shall be signed by an Authorized Signatory and shall be in such form as the Board determines. Such determination shall be conclusively evidenced by the signature of the Authorized Signatory on each Share Certificate. The certificated interests shall be in registered form within the meaning of Article 8 of the U.C.C. Each certificate shall contain on its face:

         (i)      the name of the Company;

         (ii) a statement that the Company is formed under the laws of the State of Delaware;

         (iii)    the name of the Shareholder to whom it is issued;

         (iv) the number and class of Shares that the certificate represents; and

         (v) a conspicuous statement that the transfer of the Shares evidenced by the certificate are subject to certain restrictions provided for in this Agreement.

(b) Subject to the rights of the existing Shareholders as set forth in this Agreement, additional Share Certificates may be issued to an Additional Shareholder only upon the admission of such Additional Shareholder pursuant to
Article 9 of this Agreement.

SECTION 3.5 STATED CAPITAL.

         The Company shall maintain a separate account (the "Stated Capital" account) for each class of Shares that it issues. On the issue of Shares of a particular class, there shall be added to the Stated Capital account of that class the Capital Amounts related to such shares. There shall be deducted from the Stated Capital account of a class of Share such amount of the Stated Capital of that class as was reduced and paid to the Shareholders pursuant to this Agreement.

SECTION 3.6 RETURN OF STATED CAPITAL.

         Subject to Section 2.8 and Article 5, the Board may reduce the Stated Capital in respect of a class of Shares for purposes of distributing such Stated Capital to the Shareholders in an amount not exceeding the Stated Capital of such Shares.

SECTION 3.7 RETURN ON SHARES

         No Shareholder shall be entitled to a return on any Shares not specified in this Agreement.

                                   ARTICLE 4
                                  COMMON SHARES

SECTION 4.1 VOTING RIGHTS

         Each holder of Common Shares shall be entitled to receive notice of and to attend all Shareholder meetings and to vote thereat, except meetings at which only holders of Shares other than Common Shares are entitled to vote. At meetings at which holders of Common Shares are entitled to vote, each holder of Common Shares shall be entitled to one vote in respect of each Common Share held.

         The holders of the Common Shares shall be entitled to vote as one class to approve a merger or consolidation of the Company with or into one or more limited liability companies or other business entities, and on such other matters that require a vote of the Common Shares as either this Agreement, the Delaware Act or the Board may determine.

SECTION 4.2 DIVIDENDS

         The holders of the Common Shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other Shares, and subject to Article 5 and Section 2.9 to receive any Dividend declared by the Company.

SECTION 4.3 ENTITLEMENT ON DISSOLUTION

         The holders of the Common Shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other Shares, and subject to Article 10, to receive the remaining property of the Company on a liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary.

                                   ARTICLE 5
                     LIMITATIONS ON PAYMENTS TO SHAREHOLDERS

SECTION 5.1 LIMITATIONS ON PAYMENT OF DIVIDENDS

         The Board shall not declare or pay a Dividend on Shares if there are reasonable grounds for believing that:

(a) the Company is or, after the Dividend, would be unable to pay its liabilities as they become due; or

(b) after the Dividend, the realizable value of the Company's assets would be less than the aggregate of

         (i)      its liabilities; and

         (ii)     the Stated Capital of each outstanding class of Shares.

SECTION 5.2 LIMITATIONS ON RETURN OF STATED CAPITAL

         The Board shall not reduce the Stated Capital in respect of a class of Shares for purposes of distributing such Stated Capital to the Shareholders if there are reasonable grounds for believing that:

(a) the Company is or, after the taking of such action, would be unable to pay its liabilities as they become due; or

(b) after taking such action, the realizable value of the Company's assets would be less than the aggregate of its liabilities.

SECTION 5.3 GENERAL LIMITATION

         Notwithstanding any provision in this Agreement, the Directors shall not declare and pay a Dividend or make a return of Stated Capital to any Shareholder if such Dividend or return of Stated Capital would violate the Delaware Act or other applicable law.

                                   ARTICLE 6
                          MEETINGS OF THE SHAREHOLDERS

SECTION 6.1 SHAREHOLDER MEETINGS.

         Meetings of the Shareholders may be called for any purpose at any time by the Board, or by Shareholders holding at least 10% of the total Shares of the Company that carry the right to vote at the meeting sought.

SECTION 6.2 PLACE OF MEETINGS.

         Meetings of the Shareholders (if more than one), shall be held at the principal office of the Company or at any other such place, within or without the State of Delaware, as the Shareholders may designate. Any Shareholder may participate in any such meeting by means of conference telephone or other communications equipment.

SECTION 6.3 NOTICE OF MEETINGS.

         Written notice of each meeting of the Shareholders, stating the time when and place where it is to be held, shall be served either personally or by mail. Such notice shall be served not less than three (3) nor more than sixty
(60) days before the meeting, on each Shareholder of record entitled to vote at such meeting. Notice of a meeting shall state the purpose or purposes for which the meeting is called and shall indicate that it is being issued by the Person calling the meeting. If by mail, such notice shall be directed to each such Shareholder at its address, as it appears on the records of the Company, unless it shall have previously filed with the Company a written request that notices intended for such Shareholder be mailed to some other address, in which event, it shall be mailed to the address designated in such request.

SECTION 6.4 WAIVER.

         Notice of any meeting need not be given to any Shareholder who submits a signed waiver of notice either before or after a meeting. The attendance of any Shareholder at a meeting, in person or by proxy, shall constitute a waiver of notice by such Shareholder.

SECTION 6.5 RECORD DATE.

         For the purpose of determining the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or to express consent to or dissent of any proposal without a meeting, or for the purpose of determining the Shareholders entitled to receive payment of any distribution or the allotment of any rights or for the purpose of any other action, the Board shall fix in advance, a date as a record date for any determination of such Shareholders. Such date shall not be more than sixty (60) nor less than three (3) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

SECTION 6.6 QUORUM.

         At all meetings of the Shareholders, the presence at the commencement of such meeting, in person or by proxy, of Shareholders owning a majority of the Shares as of the close of business on the last day of the immediately preceding Fiscal Year and entitled to vote at such meeting shall be necessary to constitute a quorum for the transaction of any business. The withdrawal of any Shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

SECTION 6.7 ATTENDANCE.

         The only Persons entitled to be present at a meeting of Shareholders shall be those entitled to vote thereat, the Directors and others who, although not entitled to vote, are entitled or required under any provision of the Delaware Act or this Agreement to be present at the meeting. Any other Person may be admitted only on the invitation of an Officer or with the consent of the meeting.

SECTION 6.8 VOTING.

(a) Except as otherwise provided by this Agreement, by statute or by the Certificate forming this Company, all Company action required to be taken by vote of a particular class of the Shareholders, shall be authorized by a majority of votes cast at a meeting of the Shareholders of that class.

(b) Except as otherwise provided by this Agreement or by statute, at each meeting of Shareholders, each Shareholder holding Shares of a class entitled to vote shall be entitled to one vote in respect of each such Share held.

(c) Each Shareholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, the instrument authorizing such proxy to act shall have been executed in writing by the Shareholder itself, or by its attorney-in-fact duly authorized in writing. No proxy shall be voted or acted upon after eleven months. The proxy shall be delivered to the Board at the meeting and shall be filed with the records of the Company. Every proxy shall be revocable at the pleasure of the Shareholder executing it, unless the proxy states that it is irrevocable, except as otherwise provided by law.

(d) Any action that may be taken by vote may be taken without a meeting on written consent. Such action shall constitute action by such Shareholders with the same force and effect as if the same had been approved at a duly called meeting of the Shareholders and evidence of such approval signed by all of the Shareholders shall be inserted in the records of the Company.

                                   ARTICLE 7
                        MANAGEMENT BY BOARD OF DIRECTORS

SECTION 7.1 MANAGEMENT GENERALLY

         The management of the Company shall be vested exclusively in the Board. The Shareholders, in such capacity, shall have no part in the management of the Company and shall have no authority or right to act on behalf of or bind the Company in connection with any matter, except certain tax matters as deemed necessary or appropriate by the Board.

SECTION 7.2 QUALIFICATION, REMOVAL AND RESIGNATION.

(a) Except as otherwise provided in this Agreement, the business and affairs of the Company shall be managed by or under the direction of a Board of Directors (the "Board") comprised of at least one (1) director (each, a "Director" and collectively, the "Directors"), which number may be changed as determined from time to time by the Shareholders. Directors shall have the status of managers within the meaning of Section 18-101(10) of the Delaware Act. Initially, the Board shall have one (1) Director. The persons listed in Annex A hereto as Director is hereby designated as the initial Board of the Company.

(b) No person shall be elected or appointed a Director if that person is less than 18 years of age, of unsound mind and has been found so by a Court of the United States or elsewhere, is not an individual, or has the status of a bankrupt. A Director need not hold Shares or be a Shareholder.

(c) A Director may be removed with or without cause by the agreement of the majority of the Shareholders entitled to vote. If, as a result of the removal, resignation or death of any Director, a vacancy occurs in the Board, such vacancy shall be filled by a candidate nominated by a Shareholder and approved by a majority vote of the Shareholders entitled to vote. Such an approved candidate shall serve as a Director until the next meeting of the Shareholders or until removed pursuant to the terms of this Agreement.

SECTION 7.3 POWER AND AUTHORITY OF DIRECTORS.

(a) The Board shall direct or supervise the general management of the Company in accordance with the objects and purposes of the Company contemplated by Section
2.4. Subject to and in accordance with this Agreement, the Board shall have authority to:

         (i)      adopt forms of security certificates and company records;

         (ii)     authorize the issue of Shares;

         (iii)    appoint Officers;

         (iv)     appoint one or more auditors of the Company;

         (v)      make banking arrangements for the Company;

         (vi)     declare and pay Dividends on the Shares;

         (vii)    authorize and pay a return of Stated Capital on the Shares;
                  and

         (viii)   transact any other business.

         All determinations, decisions and actions made or taken by the Board shall be conclusive and absolutely binding upon the Company, the Shareholders and their respective successors, assigns and personal representatives.

(b) The Shareholders agree that all determinations, decisions and actions made or taken by the Board (or its designee(s)) shall be conclusive and absolutely binding upon the Company, the Shareholders (but only in their capacity as such) and their respective successors, assigns and personal representatives.

(c) The Company, and the Initial Shareholder, or any Director of Officer on behalf of the Company may enter into and perform the (i) Agreement to Waive Interest, by and among Gerdau GTL Spain, S.L., Gerdau Steel Inc., Gerdau Courtice Steel Inc., Gerdau MRM Steel Inc., Gerdau MRM Holdings Inc., 3038482 Nova Scotia Company, GUSAP Partners, the Company, Gerdau USA Inc., and GTL Financial Corp. B.V., (ii) the Amended and Restated Security Co-ordination Agreement by and among Gerdau Courtice Steel Inc., Gerdau MRM Steel Inc., GUSAP Partners, Gerdau Steel Inc., Gerdau MRM Holdings Inc., Porter Bros. Corporation, Gerdau USA Inc., Gerdau S.A., 3038482 Nova Scotia Company, the Company and The Toronto-Dominion Bank, (iii) the Confirmation of Security Agreement among Gerdau Steel Inc., Gerdau USA Inc., the Company, 3038482 Nova Scotia Company and The Toronto-Dominion Bank, (iv) the Confirmation of the Security Agreement among the Company, 3038482 Nova Scotia Company and Toronto-Dominion Bank, (v) the Confirmation of Security Agreement among Gerdau Steel Inc., Gerdau Courtice Steel Inc., Gerdau Holdings Inc., Gerdau MRM Steel Inc., Porter Bros. Corporation, GUSAP Partners, 3038482 Nova Scotia Company, the Company, Gerdau USA Inc., 4104315 Canada Limited, Gerdau Nova Scotia Holding Company and Gerdau S.A., (vi) the Debt Reorganization Agreement among the Gerdau Group Members (as defined therein) and The Toronto-Dominion Bank, (vii) the Daylight Loan Agreement among Toronto-Dominion Bank, Gerdau MRM Steel Inc., Gerdau USA Inc., GUSAP Partners, 3038482 Nova Scotia Company and the Company, (viii) the Acknowledgement of Deposit, by and between the Company and Toronto-Dominion Bank and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without further act, vote or approval of any Shareholder, Director, Officer or other Person notwithstanding any other provision of this Agreement, the Delaware Act or applicable, law rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of any Director or Officer to enter into other agreements on behalf of the Company.

SECTION 7.4 BOARD MEETINGS.

(a) Regular Meetings The Board shall hold regular meetings at least semi annually at which time the Board shall conduct such business as may properly come before it. Regular meetings of the Board shall be held in such State and on such dates as a majority in number of the Directors shall determine.

(b) Special meetings Special meetings of the Board may be called by: (a) the president, or (b) one member of the Board. A person or persons entitled to call a special meeting of the Board may make a written request to the secretary to call the meeting. The secretary shall give written notice of the meeting in the manner provided below, and the meeting shall be held between three and sixty days after receipt of the request. If the secretary fails to give notice of the meeting within three days from the day on which the request was made, the person or persons who requested the meeting may fix the time and place of meeting, and give notice thereof. Special meetings of the Board shall be held at any time or place within the United States whenever called pursuant to this Section 7.4(b).

(c) Notice Written notice of each regular and special meeting of the Board shall state the time, place and purpose of the meeting. Such notice shall be delivered personally or mailed, first class, postage prepaid, not less than three (3) nor more than thirty (30) days before the meeting, excluding the day of the meeting, to each Director at his or her address according to the last available corporate record. Any Director may waive notice in writing before, at, or after a meeting. The waiver shall be filed with the person who has been designated to act as secretary of the meeting, who shall enter it upon the records of the meeting. Appearance at a meeting is deemed a waiver of notice unless the appearance is solely for the purpose of asserting the illegality of the meeting.

(d) Voting At any meeting of the Board, each Director present at the meeting shall be entitled to cast one vote on any question coming before the meeting. The presence of a majority of the members of the Board shall constitute a quorum at any such meeting, but the Directors present at any meeting, although less than a quorum, may adjourn the meeting from time to time. Except as otherwise provided in this Agreement, a majority vote of the Directors present at any meeting, if there be a quorum, shall be sufficient to transact any business.

(e) The Directors shall exercise their authority hereunder by written resolution passed at a meeting of the Board. A resolution of the Board certified by a Director to have been adopted in accordance with this Agreement and contained in the books and records of the Company shall be conclusive evidence of the act of the Board set forth therein.

(f) The Board may act through one or more committees comprised of Directors as may be specified in resolutions adopted by the Board. Each such committee shall have the duties and responsibilities imposed on it from time to time by the Board, and shall at all times be subject to the Board. The terms and provisions of this Section 7.4 shall be applicable mutatis mutandis to the management and procedures of committee meetings unless otherwise determined by the Board.

(g) The Board may not delegate to any committees any of the following powers of the Board to:

         (i) submit to the Shareholders any question or matter (by way of written resolution or otherwise) requiring approval of the Shareholders;

         (ii) fill a vacancy or appoint or remove any of the president, however designated;

         (iii) approve the admission of Additional Shareholders or issuance of additional Shares;

         (iv)     declare Dividends;

         (v)      authorize and pay a return of Stated Capital on the Shares; or

         (vi)     approve any annual financial statements of the Company.

(h) The president, or a representative appointed by the president, shall be an ex officio member of each committee of the Board except that if the president or his or her representative is not a Director appointed to such committee then he or she will have no voting rights.

(i) A majority of the Directors must be present in person at a regular or special meeting. Once the majority of the Directors are present in person, other Directors may join by means of telephone, electronic or other communication facilities provided such persons are then situated in the U.S.

SECTION 7.5 COMPENSATION OF THE DIRECTORS.

         The Directors shall not be paid for their services as Directors. However, the Directors shall be entitled to be paid in respect of travelling and other expenses properly incurred by them in attending meetings of the Board or any committee thereof or in otherwise serving the Company. This Section 7.5 shall not preclude any Director from serving the Company in any other capacity and receiving remuneration therefor.

SECTION 7.6 ADMINISTRATIVE SERVICES.

         The Board shall cause to be performed all general and administrative services on behalf of the Company, in order to assure that complete and accurate books and records are maintained at the Company's principal place of business, showing the name and address of each of the Shareholders, all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the Company's business and affairs. The books and records shall at all times be maintained at the principal executive office of the Company and shall be open to the reasonable inspection and examination of the Shareholders or their duly authorized representatives during business hours.

SECTION 7.7 OFFICERS.

(a) The officers of the Company shall be appointed by the Board and shall consist of a president, secretary, or such other officers and assistant officers as may be deemed necessary or desirable by the Board (each an "Officer"). Any number of offices may be held by the same person. In their discretion the Board may choose not to fill any office for any period as they may deem advisable, except that the offices of president and secretary shall be filled as expeditiously as possible. The initial Officers of the Company are set forth in Annex B.

(b) Except as provided by this Agreement, the Board shall delegate to the Officers powers to manage the business and affairs of the Company, and shall fix the duties and compensation of all Officers. No officer shall be prevented from receiving such compensation by virtue of his or her also being a Director of the Company. Officers may, but need not be, Directors of the Company.

(c) Officers shall be persons resident in the United States and no other country. Any number of offices may be held by the same person.

(d) The Officers of the Company shall be appointed annually by the Board at their annual meeting or as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board. Each Officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

(e) Any Officer or agent appointed by the Board may be removed by the Board with or without cause by a vote of a majority of Directors, whenever in their judgment the best interests of the Company would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

(f) Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board for the unexpired portion of the term of the office.

(g) The Board may not delegate to any Officer any of the following powers of the Board to:

         (i) submit to the Shareholders any question or matter (by way of written resolution or otherwise) requiring approval of the Shareholders;

         (ii)     fill a vacancy or appoint any auditor or Officer;

         (iii) approve the admission of Additional Shareholders or the issuance of Shares;

         (iv)     declare Dividends;

         (v)      authorize and pay a return of Stated Capital on the Shares; or

         (vi)     approve any annual financial statements of the Company.

(h) President

         Unless provided otherwise by a resolution adopted by the Board, the president shall have general active management of the business of the Company, shall preside at meetings of the Board, shall see that all orders and resolutions of the Board are carried into effect, shall sign and deliver in the name of the Company any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the Company, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by this Agreement or the Board to some other officer or agent of the Company, may maintain records of and certify proceedings of the Board and Shareholders, and shall perform such other duties as may from time to time be prescribed by the Board.

(i) Chief Financial Officer

         Unless provided otherwise by a resolution adopted by the Board, the chief financial officer shall keep accurate financial records for the Company, shall deposit all monies, drafts, and checks in the name of and to the credit of the Company in such banks and depositories as the Board shall designate from time to time, shall endorse for deposit all notes, checks, and drafts received by the Company as ordered by the Board, making proper vouchers therefore, shall disburse corporate funds and issue checks and drafts in the name of the Company as ordered by the Board, shall render to the president and the Board, whenever requested, an account of all such officer's transactions as chief financial officer and of the financial condition of the

Company, and shall perform such other duties as may be prescribed by the Board or the president from time to time.

(j) Vice President(s)

         The vice president, if any, or vice presidents in case there be more than one, shall have such powers and perform such duties as the president or the Board may prescribe from time to time.

(k) Secretary

         The secretary shall attend in person, or by means of telephone, electronic, or other communication facility, all meetings of the Board and of the Shareholders (if more than one Shareholder) and shall maintain records of, and whenever necessary, certify all proceedings and resolutions of the Board and of the Shareholders. The secretary shall keep the Share books of the Company, when so directed by the Board or other person or persons authorized to call such meetings, shall give or cause to be given notice of meetings of the Shareholders and of meetings of the Board, and shall also perform such other duties and have such other powers as the president or the Board may prescribe from time to time.

(l) Treasurer

         Unless otherwise determined by the Board, the treasurer shall be the chief financial officer of the Company. If an Officer other than the treasurer is designated chief financial officer, the treasurer, if any, shall have such powers and perform such duties as the president or the Board may prescribe from time to time.

(m) Delegation

         Unless prohibited by a resolution approved by the affirmative vote of a majority of the Directors present, an Officer elected or appointed by the Board may delegate in writing some or all of the duties and powers of such person's office to other persons.

SECTION 7.8 RELIANCE BY BOARD, OFFICERS AND AGENTS.

         The Board and any officers or other agents of the Company shall, in the performance of their duties, be fully protected in relying in good faith upon the records of the Company and upon information, opinions, reports or statements presented to such persons by any other Person as to matters that such person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

                                   ARTICLE 8
                      INDEMNIFICATION AND LIMITED LIABILITY

SECTION 8.1 INDEMNIFICATION.

         To the fullest extent permitted under applicable law, the Company shall indemnify the Shareholders, Directors and the Officers (and the officers, directors, employees, agents, members of any committee (including any alternates) and shareholders of the foregoing) (each of the foregoing, an "Indemnitee") in connection with any act or omission performed or omitted by such Indemnitee on behalf of the Company when the same shall be acting within the scope of their authority conferred by the provisions of this Agreement or pursuant to a duly authorized delegation of authority from the Board or an Officer of the Company; provided that no such indemnification shall be available in respect of (i) any loss or damage resulting solely from intentional misconduct, gross negligence or a knowing violation of law by the party seeking indemnification or its affiliate or (ii) any transaction for which the Person seeking indemnity hereunder or its affiliate received a personal benefit in violation or breach of the provisions of this Agreement. To the extent that an Indemnitee is successful on the merits or otherwise in any Proceeding (as hereafter defined), such Indemnitee shall be indemnified by the Company against all expenses actually and reasonably incurred by such Indemnitee or on such Indemnitee's behalf in connection therewith. If an Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify such Indemnitee against all expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Agreement and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal or withdrawal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. For purposes of this Agreement, "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing and any other proceeding (including any appeals from any of the foregoing) whether civil, criminal, administrative or investigative that arise out of or otherwise relate to this Agreement and the terms hereof. The Company shall advance all reasonable expenses incurred by or on behalf of an Indemnitee in connection with any Proceeding within 20 days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of any Indemnitee to repay any expenses advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified against such expenses.

SECTION 8.2 INSURANCE.

         By action of its Directors, the Company shall have the power to purchase and maintain insurance, in such amounts as the Directors deem appropriate on behalf of any Person who is or was a Shareholder, Director, Officer, employee or other agent of the Company against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person's status as Shareholder, Director, Officer, employee or other agent of the Company, as the case may be, whether or not the Company would have the power to indemnify such Person against such liability hereunder or under applicable law.

SECTION 8.3 LIMITED LIABILITY.

(a) Without limiting the generality of the foregoing Sections 8.1 and 8.2, the Indemnitees shall not, to the fullest extent permitted by law, be personally liable to the Company for monetary damages for breach of their fiduciary duties, if any, in any capacity, provided, however, that nothing herein shall eliminate or limit such liability (i) for a breach of the Indemnitees's duty of loyalty to the Company, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, or (iii) for any transaction from which the Shareholder derived an improper benefit.

(b) The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Shareholder, Director or Officer shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Shareholder, Director or Officer. This provision notwithstanding, the Indemnitees may, by any other agreement or instrument, agree to be obligated personally for any or all of the debts, obligations and liabilities of the Company.

                                    ARTICLE 9
                          TRANSFERABILITY OF SHARES AND
                            ADMISSION OF SHAREHOLDERS

SECTION 9.1 TRANSFER OF SHARES.

         Shareholders may not sell, exchange, transfer, assign, pledge, hypothecate or otherwise dispose of all or any part of their Shares or any interest therein unless such transfer is approved by the majority of the Board.

SECTION 9.2 ADMISSION OF ADDITIONAL SHAREHOLDERS.

         Additional Shareholders may be admitted as Shareholders from time to time by approval of the majority of the Board ("Additional Shareholders"). Any Additional Shareholder that is (i) admitted as a Shareholder as a result of a permitted transfer described in Section 9.1 where the transferee was not a Shareholder immediately before the transfer, or (ii) makes a capital contribution in exchange for one or more Shares and was not, immediately before such capital contribution, a Shareholder, must execute one or (if requested by the Company) more counterparts of this Agreement.

         The admission of an Additional Shareholder pursuant to this Section 9.2 shall be effective as of the date such Additional Shareholder executes a counterpart signature page to this Agreement. In the event that a Shareholder transfers all of Shares pursuant to Section 9., the admission of the transferee as a Shareholder shall be deemed to occur immediately prior such transfer, and immediately following such admission, the transferor Shareholder shall cease to be a member of the Company.

                                   ARTICLE 10
                           TERMINATION AND DISSOLUTION

SECTION 10.1 EVENTS OF DISSOLUTION.

         The Company shall be dissolved and its affairs wound-up upon the occurrence of any of the following events:

(a) the agreement by affirmative vote of a majority of each class of Shares;

(b) the entry of a decree of judicial dissolution pursuant to the Delaware Act;

(c) the decree of a court of competent jurisdiction that dissolution and liquidation of the Company is required; or

(d) any other event or occurrence requiring the dissolution and winding-up under the Delaware Act.

         Except as otherwise expressly provided in this Agreement, or as otherwise required under the Delaware Act, only the events listed above shall cause the dissolution of the Company and the Company and its business shall continue without further action of the Shareholders upon the occurrence of any other event.

SECTION 10.2 DISTRIBUTION UPON LIQUIDATION.

         Upon dissolution of the Company, the Director (as liquidating trustee) selected by the Board or, if there is no Director, the Person who may be elected by affirmative vote of a majority of Common Shares (the "Liquidator"), shall act as Liquidator of the Company. The Liquidator shall wind up the affairs of the Company, shall sell such of the assets of the Company as it deems necessary or appropriate, and shall distribute the assets of the Company as follows:

(a) First, to creditors, including Shareholders who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof);

(b) next, to the Shareholders who are creditors for any debts and liabilities not permitted to be paid under (a) above; and

(c) next, to the Shareholders as provided in Section 10.3.

SECTION 10.3 LIQUIDATING DISTRIBUTIONS.

         For purposes of Section 10.2(c), the Shareholders shall be entitled to receive the remaining property of the Company in the manner determined by the respective priority and entitlements of each Share held.

SECTION 10.4 DISTRIBUTIONS IN KIND

         No Shareholder shall be required to receive any distribution pursuant to Article 10 in the form of property in kind unless all the Shareholders of the applicable class receive an undivided or substantially equivalent interest in such property on the basis of the relative number of Shares of that class held by each such Shareholder.

SECTION 10.5 CERTIFICATE OF CANCELLATION.

         When all debts, liabilities and obligations of the Company have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets of the Company have been distributed to the Shareholders, if any, the Liquidator shall cancel the Certificate in accordance with the Delaware Act.

                                   ARTICLE 11
                                  MISCELLANEOUS

SECTION 11.1 LIMITED LIABILITY.

         Except as otherwise provided by the Delaware Act, the debts and obligations of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Shareholders shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

SECTION 11.2 GOVERNING LAW; SEVERABILITY.

         This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the conflicts of laws principles thereof and, to the maximum extent possible, in such manner as to comply with all the provisions of the Delaware Act. If it is determined by a court of competent jurisdiction that any provision of this Agreement is invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

SECTION 11.3 NOTICES.

         Any notice or communication required or contemplated hereunder shall be in writing and transmitted by either electronic facsimile transmission, delivery in person or first-class mail addressed as follows:

         If to the Company or the Board:

         PASUG LLC
         5100 W Lemon St. Suite 312
         Tampa, Florida 33609


         If to the Initial Shareholder:

         Cox Hanson O'Reilly Matheson
         1100 Purdy's Wharf Tower One
         1959 Upper Water Street
         PO Box 2380 Stn. Central RPO
         Halifax, Nova Scotia  B3J 3E5
         Facsimile: (902) 421-3130

         If to any Additional Shareholder, to the address provided when such Additional Shareholder becomes party to this Agreement.

         The Company or the Shareholders may, by notice to the other in accordance with the requirements of this Section 11.3, designate additional or different addresses for subsequent notices or communications. If a notice or communication is mailed in the manner provided above, it is duly given at the time mailed, whether or not the addressee receives it.

SECTION 11.4 WAIVER.

         No failure by any Shareholder to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach, of any other breach of such covenant, duty, agreement or condition, or of any breach of any other covenant, duty, agreement or condition hereof.

SECTION 11.5 FURTHER ACTION.

         The Shareholders shall execute and deliver all documents, provide all information and take or refrain from taking all other action as may be necessary, proper or desirable in furtherance of the business and purposes of the Company.

SECTION 11.6 CHANGES IN WRITING.

         No modification, variation or amendment of this Agreement, no determination, evaluation, approval, waiver or other action permitted or taken hereunder and no further agreement contemplated hereby shall be of any force without the affirmative vote of each class of Shares, each voting as a class.

SECTION 11.7 TERM AND TERMINATION.

         The term of this Agreement begins on the Effective Date and shall end upon the earlier of (i) the date on which the Company ceases to exist under this Agreement or under applicable law and (ii) the date on which the majority of the Shareholders determine to terminate the Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first set forth above by the Shareholder(s) indicated below.

                                           3038482 NOVA SCOTIA COMPANY

                                           /s/ Glen A. Beeby
                                           -------------------------------------
                                           By:    Glen A. Beeby
                                           Title: President

                                    EXHIBIT A

                            FORM OF SHARE CERTIFICATE

                                       OF

                                    PASUG LLC

         This Share Certificate certifies that ___________ is the owner of _______ Share(s) of PASUG LLC, a limited liability company formed under the laws of the State of Delaware (the "Company"). TRANSFER OF ANY OR ALL OF THESE SHARES IS SUBJECT TO CERTAIN RESTRICTIONS CONTAINED IN THE LIMITED LIABILITY COMPANY AGREEMENT OF PASUG LLC, AS AMENDED FROM TIME TO TIME, AND CAN ONLY BE EFFECTED UPON COMPLIANCE WITH ALL OF THOSE RESTRICTIONS.

         This share certificate evidences a limited liability company interest in PASUG LLC, which is governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware and any other applicable jurisdiction.

                                            PASUG LLC


                                            ------------------------------------
                                            By:
                                            Title:

Dated:
      ---------------------------

                                     ANNEX A

                                INITIAL DIRECTORS

TOM LANDA



                                    Annex A-1

                                     ANNEX B

                                INITIAL OFFICERS

         President                                   Tom Landa

         Secretary                                   Ross Kaufman

         Assistant Secretary                         Darren Baccus






                                    Annex B-1